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                                               METAL MANAGEMENT, INC.     [LOGO]
                                               325 N. LASALLE STREET o SUITE 550
                                               CHICAGO, ILLINOIS 60610
                                               www.mtlm.com
                                               NASDAQ: MTLM

FOR IMMEDIATE RELEASE

     METAL MANAGEMENT, INC. APPOINTS NORMAN R. BOBINS TO BOARD OF DIRECTORS

                 KEVIN P. MCGUINNESS TO BECOME DIRECTOR EMERITUS

CHICAGO, IL - MARCH 28, 2006 - Metal Management, Inc. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, today announced the appointment of Norman R. Bobins to the Metal Management Board of Directors. Mr. Bobins, President and Chief Executive Officer of LaSalle Bank Corporation, will succeed Kevin P. McGuinness. Mr. McGuinness will retire from active board service to become Director Emeritus after serving as a Director since 2001. Both Mr. Bobins' appointment and Mr. McGuinness' retirement are effective April 1, 2006.

In addition to serving as President and Chief Executive Officer of LaSalle Bank Corporation, Mr. Bobins is Senior Executive Vice President of LaSalle's parent company, ABN AMRO Bank N.V. Previously, Mr. Bobins served for nearly a decade as Senior Executive Vice President and Chief Lending Officer of The Exchange National Bank of Chicago until its acquisition by LaSalle National Corporation, the predecessor to LaSalle Bank Corporation. Earlier in his career, Mr. Bobins was Senior Vice President of the American National Bank and Trust Company, serving in a range of commercial lending positions.

Daniel W. Dienst, Chairman, President and Chief Executive Officer of Metal Management said, "We are very pleased that Norm Bobins is joining our board as a new independent director. His wealth of experience, not only as a financial expert but more importantly, with a track record of building institutions with cultures of success, will serve Metal Management's shareholders well. We look forward to his contributions as we continue to seek to deliver long-term value for our shareholders."

Mr. Dienst continued, "Since Kevin McGuinness joined Metal Management about five years ago, the market capitalization of Metal Management has increased by approximately $650 million. On behalf of the shareholders of Metal Management, I would like to thank Kevin for his many contributions that he has made to the Company. His extensive knowledge of the global scrap metal recycling industry has been a tremendous benefit to the company, and we look forward to his continuing counsel and insight as Director Emeritus."


ABOUT METAL MANAGEMENT, INC.
Metal Management is one of the largest full service metal recyclers in the United States, with approximately 50 recycling facilities in 16 states.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.


FORWARD LOOKING STATEMENTS
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2005, and in other

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periodic filings filed by the Company with the U.S. Securities and Exchange
Commission, some of the factors that could affect our performance include, among other things: cyclicality and competitiveness of the metals recycling industry, commodity price fluctuations, debt covenants that restrict our ability to engage in certain transactions, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, and under funded defined benefit pension plans.

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CONTACTS

 ANALYSTS & INVESTORS                  MEDIA
 Robert C. Larry,                      Andrew B. Siegel
 Chief Financial Officer               Joele Frank,
 Metal Management, Inc.                Wilkinson Brimmer Katcher
 (312) 645-0700                        (212) 355-4449 ext. 127
 rlarry@mtlm.com                       asiegel@joelefrank.com